Exhibit 10.2

SL INDUSTRIES, INC.

520 Fellowship Road, Suite A114

Mt. Laurel, NJ 08054

March 27, 2014

To:	William T. Fejes

We are pleased to inform you that on March 3, 2014 the Compensation Committee (the “Committee”) of SL Industries Inc. (the “Company”) granted you a non-qualified option (the “Options”) to purchase 70,000 shares of the Company’s common stock, par value $0.20 per share, each at a price of $26.24 per share and otherwise in accordance with the Company’s 2008 Incentive Stock Plan, as amended (the “Plan”). The shares of Common Stock issuable upon exercise of the Options are referred to hereinafter as the “Stock.”

The Options will become exercisable as follows: (a) as to 35,000 shares of Stock, on or after March 3, 2016; and (b) as to the remaining 35,000 shares of Stock, on or after March 3, 2017, and that each such Option will expire on March 2, 2019.

These Options are issued in accordance with and are subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Options. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this option agreement as if fully set forth herein.

Notwithstanding any other provision in this option agreement or the Plan, if following a Change in Control (as defined in the Plan), the surviving or resulting corporation offers the you Equivalent Employment (defined below), then the unvested Options will vest upon the earlier of one year following the Change in Control or according to the pre-Change in Control vesting schedule set forth above (such earlier date, the “Vesting Date”), provided that you remain employed with the surviving or resulting corporation through the Vesting Date. If you decline such offer of employment, or do not remain employed as required in the prior sentence, then the vesting of the Options shall not be accelerated and all Options not so vested upon the termination of employment shall terminate. If you are not offered Equivalent Employment with the surviving or resulting corporation then the vesting and exercisability of the outstanding Options shall be accelerated. The Committee may also accelerate the vesting and exercisability of the outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. As used herein, “Equivalent Employment” means employment with the surviving or resulting corporation on substantially the same terms as your then current employment with the Company, with or without an equivalent title, but without: (i) a material diminution of your duties or responsibilities; (ii) any reduction in your base salary; or (iii) a change in the location of the Company’s principal office or your principal place of employment to a location more than 50 miles outside of the Mount Laurel, New Jersey.

For purposes of clarity, your continued employment with the primary responsibility for directing and managing the Company’s business, irrespective of whether the Company becomes a subsidiary or division of a larger company with you reporting to senior officers of such larger company, shall be deemed Equivalent Employment.

Notwithstanding any other provision in this option agreement or the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise of the Option has been registered under the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register the Stock, although the Company may in its sole discretion register the Stock at such time as the Company shall determine. If the Company chooses to comply with an exemption from registration, the Stock may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock, and the Committee may also give appropriate stop transfer instructions with respect to the Stock to the Company’s transfer agent.

You understand and acknowledge that, under existing law, unless at the time of the exercise of these Options a registration statement under the Securities Act is in effect as to the Stock (i) any Stock purchased by you upon exercise of these Options may be required to be held indefinitely unless the Stock is subsequently registered under the Securities Act or an exemption from such registration is available; (ii) any sales of the Stock made in reliance upon Rule 144 promulgated under the Securities Act may be made only in accordance with the terms and conditions of that rule (which, under certain circumstances, restricts the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, some other exemption will be required; (iv) certificates for Stock to be issued to you hereunder shall bear a legend to the effect that the Stock has not been registered under the Securities Act and that the Stock may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Securities Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company may place an appropriate “stop transfer” order with its transfer agent with respect to the Stock; and (vi) the Company has undertaken no obligation to register the Stock or to include the Stock in any registration statement which may be filed by it subsequent to the issuance of the Stock to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

These Options (or installment thereof) are to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of shares of Stock to be purchased, together with payment of the purchase price of the Stock to be purchased. The purchase price is to be paid in cash or, at the discretion of the Committee, by one of the other means provided in the Plan and referenced on Exhibit A.

Kindly evidence your acceptance of these Options and your agreement to comply with the provisions hereof and of the Plan by executing this option agreement under the words “Agreed To and Accepted.”

Very truly yours,

SL INDUSTRIES, INC.

By:	/s/ James Risher
	Name:	James Risher
	Title:	Chairman, Compensation Committee

AGREED TO AND ACCEPTED:

/s/ William T. Fejes
William T. Fejes

Exhibit A

SL INDUSTRIES, INC.

520 Fellowship Road, Suite A114

Mt. Laurel, NJ 08054

Gentlemen:

Notice is hereby given of my election to purchase                  shares of Common Stock, $0.20 par value (the “Stock”), of SL Industries, Inc. (the “Company”), at a price of $26.24 per share, pursuant to the provisions of the stock option granted to me on March 3, 2014 under the Company’s 2008 Incentive Stock Plan. Enclosed in payment for the Stock is:

	☐	my check in the amount of $ .

*	☐	shares of Stock having a total value of $ , such value based on the Fair Market Value (as defined in the Plan) of the Stock.

*	☐	the cancellation of shares of Stock pursuant to the cashless exercise provision of the Plan having a total value of $ , such value based on the Fair Market Value (as defined in the Plan) of the Stock.

*	☐	a combination of the foregoing, as indicated above.

The following information is supplied for use in issuing and registering the Stock purchased hereby:

Number of Certificates and Denominations

Name

Address

Social Security Number

Dated:

Very truly yours,

*	Subject to the approval of the Committee.

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